Exhibit 4.1


                    FIRST AMENDMENT TO RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of July 2, 2001, is entered into between USX Corporation, a Delaware corporation (the "Company"), USX HoldCo, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, to be renamed "USX Corporation" ("HoldCo") and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement (the "Rights Agreement"), dated as of September 28, 1999 (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement);

         WHEREAS, the Company is effecting a holding company reorganiza tion whereby the Company shall merge with and into United States Steel LLC, a Delaware limited liability company and a wholly owned subsidiary of HoldCo (the "HoldCo Merger"), and, as a result of the HoldCo Merger, HoldCo shall become a holding company wholly owned by the stockholders of the Company and shall own all of the equity of United States Steel LLC and Marathon Oil Company;

         WHEREAS, in connection with the HoldCo Merger, it is desirable for the Company to assign to HoldCo all of the Company's rights and obligations under the Rights Agreement and for HoldCo to assume and agree to perform all of the Company's obligations under the Rights Agreement; and

         WHEREAS, the Company, HoldCo and the Rights Agent desire to amend the Rights Agreement in accordance with the provisions of Section 26 thereof in connection with the HoldCo Merger to effect such assignment to and assumption by HoldCo of the Rights Agreement, in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. Effective at the effective time of the HoldCo Merger, the Company hereby assigns to HoldCo all of its rights and obligations under the Rights Agreement, and HoldCo hereby accepts such assignment and assumes and agrees to perform and discharge when due all of the Company's obligations under the Rights Agreement. From and after the effective time of the HoldCo Merger, all references in the Rights Agreement to the Company shall be deemed to be references to HoldCo and all references to USX-U.S. Steel Group Common Stock of the Company, USX Marathon Group Common Stock of the Company and Preferred Stock of the Company shall be deemed to be USX-U.S. Steel Group Common Stock of HoldCo, USX Marathon Group Common Stock of HoldCo and Preferred Stock of HoldCo, respectively.

         2. The first sentence of Section 2 of the Rights Agreement is hereby deleted and replaced with the following:

         "The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable."

         3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the principles of conflicts of laws thereof.

         4. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

         5. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         6. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                          [SIGNATURE PAGE FOLLOWS]



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                            USX CORPORATION



                            By: /s/ E. F. Guna
                               -----------------------------------------
                                  Name: E. F. Guna
                                  Title: Vice President & Treasurer


                            USX HOLDCO, INC.



                            By: /s/ R. M. Stanton
                               -----------------------------------------
                                  Name: R. M. Stanton
                                  Title: President


                            MELLON INVESTOR SERVICES LLC
                            (formerly known as CHASEMELLON SHAREHOLDER
                            SERVICES, L.L.C.) as Rights Agent



                            By: /s/ Cynthia Pacolay
                               -----------------------------------------

                                  Name: Cynthia Pacolay
                                  Title:  Vice President